Exhibit (s)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Runway Growth Finance Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(7)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share(2)
	Equity	Preferred Stock, par value $0.01 per share(2)
	Other	Warrants(3)
	Equity	Subscription Rights(2)
	Debt	Debt Securities(4)
						$250,000,000	0.00015310	$38,275
Fees Previously Paid

Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
Total Offering Amount(5)						$250,000,000	0.00015310	$38,275
Total Fees Previously Paid
Total Fees Offset								$10,915.42(6)
Net Fee Due								$27,359.58(7)

(1)

Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

(2)	Subject to note 5 below, there is being registered hereunder an indeterminate number of shares of common stock, preferred stock, or subscription rights as may be sold, from time to time.

(3)

Subject to note 5 below, there is being registered hereunder an indeterminate number of the Registrant’s warrants as may be sold, from time to time, representing rights to purchase common stock, preferred stock or debt securities of the Registrant.

(4)

Subject to note 5 below, there is being registered hereunder an indeterminate number of debt securities of the Registrant as may be sold, from time to time. If any debt securities of the Registrant are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $250,000,000.

(5)	In no event will the aggregate offering price of all securities issued from time to time by the Registrant pursuant to this Registration Statement exceed $250,000,000.

(6)

The Registrant paid a filing fee of $23,175 in connection with the Registrant’s prior registration statement on Form N-2 (File No. 333-262146), which was initially filed by the Registrant on January 13, 2022. Prior to the filing of this registration statement $117,750,000 aggregate principal amount of securities remained registered and unsold pursuant to a registration statement on Form N-2 (File No. 333-262146), and a $10,915.42 portion of the unutilized filing fee was used to partially offset the filing fee of $38,275 in connection with this filing.

(7)

Pursuant to Rule 457(p), $10,915.42 of the total filing fee of $38,275 required in connection with this registration statement is being offset against the filing fee associated with the unsold securities registered under the prior registration statement on Form N-2 (File No. 333-262146) and the balance of $27,359.58 is submitted herewith.

Table 2 - Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Runway Growth Finance Corp.	Form N-2	333-262146	January 13, 2022		$10,915.42	Equity	Common Stock, par value $0.01 per share	Common Stock, par value $0.01 per share	$117,750,000
							Equity	Preferred Stock, par value $0.01 per share	Preferred Stock, par value $0.01 per share
							Other	Warrants	Warrants
							Equity	Subscription Rights	Subscription Rights
							Debt	Debt Securities	Debt Securities
Fee Offset Source	Runway Growth Finance Corp.	Form N-2	333-262146		January 13, 2022						$10,915.42